UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2011

FARO TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-23081	59-3157093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Technology Park, Lake Mary, Florida 32746

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 333-9911

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On April 13, 2011, Andre Julian, a member of the board of directors (the “Board”) of FARO Technologies, Inc. (the “Company”), informed the Company that he will retire as a member of the Board, effective at the Company’s Annual Meeting of Shareholders to be held on May 12, 2011 (the “Annual Meeting”). Following Mr. Julien’s retirement, the Board will have two vacancies. As a result, the Board has determined to set the size of the Board at seven members, effective as of the Annual Meeting.

(e)	On April 14, 2011, the Board adopted an amendment to the FARO Technologies, Inc. 2009 Equity Incentive Plan (the “2009 Plan”) to prohibit cash buyouts of stock options. A copy of the amendment to the 2009 Plan is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	First Amendment to the FARO Technologies, Inc. 2009 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc. (Registrant)

April 15, 2011	/s/ Keith Bair
	By:	Keith Bair
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	First Amendment to the FARO Technologies, Inc. 2009 Equity Incentive Plan